SunTrust Capital Markets, Inc.

October 31, 2005

Mr. Gaylord Karren
CEO and Chairman of the Board
Electric Aquagenics Unlimited
1464 West 40 South
Suite 200
Lindon, Utah 84022

Dear Gaylord:

Electric Aquagenics Unlimited (the "Company") wishes to issue and sell its equity or debt securities (including, for example and without limitation, common stock, preferred stock, subordinated debt, senior debt or other securities) (the "Securities"). In that connection, we are pleased to confirm the understanding and agreement (this or the "Agreement") between SunTrust Capital Markets, Inc., through its SunTrust Robinson Humphrey Capital Markets Division ("SunTrust Robinson Humphrey"), and the Company to retain SunTrust Robinson Humphrey as the Company's exclusive placement agent on the terms and conditions set forth below.

1. The Company hereby appoints SunTrust Robinson Humphrey to act as its exclusive placement agent in connection with the sale of the Securities and authorizes SunTrust Robinson Humphrey, as placement agent, to arrange a private placement of the Securities at a price satisfactory to the Company. The private placement of the Securities is to be made directly by the Company to the purchasers pursuant to agreements entered into by the purchasers and the Company.

2. SunTrust Robinson Humphrey will not have any rights or obligations in connection with the private placement of the Securities contemplated by this Agreement except as expressly provided herein. In no event will SunTrust Robinson Humphrey be obligated to purchase the Securities for its own account or to place the Securities.

3. As compensation for SunTrust Robinson Humphrey's services hereunder, the Company agrees to pay to SunTrust Robinson Humphrey in cash as follows:

    (a) a non-refundable retainer of $25,000, payable upon signing of this Agreement and creditable against the fee payable under paragraph 3(b) below.

    (b) if a private placement of Securities by the Company occurs then the Company will promptly pay to SunTrust Robinson Humphrey no later than closing a fee (the "Placement Fee") in cash equal to:

        (i) 6.0% of the gross proceeds raised from the sale of any equity Securities by the Company;

        (ii) 3.5% of the greater of (y) the aggregate principal amount of any subordinated debt Securities sold by the Company and (z) the gross proceeds raised from the sale of any subordinated debt Securities by the Company; and

        (iii) 2.5% of the greater of (y) the aggregate principal amount of any senior debt Securities sold by the Company and (z) the gross proceeds raised ham the sale of all)' senior debt Securities by the Company.

    (c) Whether or not the sale of the Securities is completed, the Company will reimburse SunTrust Robinson Humphrey upon request for its reasonable pre-approved expenses (including, without limitation, legal and other professional fees and expenses) incurred in connection with its acting as placement agent hereunder.

If more than one closing is required in connection with the sale of the Securities, only that portion of the Placement Fee applicable to the Securities sold each closing will be payable at such closing.

4. Other than sales of securities through Nexcore Capital and to Water Sciences, LLC as previously disclosed to SunTrust Robinson Humphrey, the Company represents and warrants to SunTrust Robinson Humphrey that it has not, directly or indirectly. made any offers or sales of the Securities or securities of the same or a similar class as the Securities during the six month period ending on the date of this letter, and has no intention of making an offer or sale of the Securities or securities of the same or a similar class as the Securities for a period of six months after completion of the private placement contemplated by this Agreement, except for the offering of Securities through SunTrust Robinson Humphrey as contemplated by this Agreement. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(a)(3) of the Securities Act of 1933, as amended (the "Act").

5. The Company agrees with SunTrust Robinson Humphrey that:

(a) The Company will not, directly or indirectly, make any offer or sale of any of the Securities or any securities of the same or similar class as the Securities, the result of which would cause the offer and sale of the Securities contemplated by this Agreement to fail to be entitled to the exemption from registration afforded by Section 4(2) of the Act.

(b) The Company will furnish SunTrust Robinson Humphrey with such information (the "Information"), including financial statements, with respect to the business, assets, liabilities, operations and financial condition of the Company as SunTrust Robinson Humphrey may reasonably request in order to permit it to assist the Company in preparing a private placement memorandum (the '"Private Placement Memorandum") for use in connection with the offering of the Securities. All such information shall be complete and accurate and not misleading, and SunTrust Robinson Humphrey may rely upon the accuracy and completeness of the Information without independent verification. SunTrust Robinson Humphrey will assume no responsibility for the independent verification of such Information. The Company will be solely responsible for the contents of the Private Placement Memorandum and any and all other written or oral communications provided to any actual or prospective purchaser of the Securities with the approval of the Company, and the Company represents and warrants that the Private Placement Memorandum and such other communications will not, as of the date of the offer or sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company authorizes SunTrust Robinson Humphrey to provide the Private Placement Memorandum and such other communications to prospective purchasers of the Securities.

(c) The Company will comply with all requirements of Regulation D promulgated pursuant to the Act, including, without limitation, the requirements that:

(i) The Company will not offer or sell the Securities by means of any form of general solicitation or general advertising.

(ii) The Company will not offer or sell the Securities to any person who is not an "accredited investor" (as defined in Rule 501 under the Act).

(iii) The Company will exercise reasonable care to assure that the purchasers of the Securities are not underwriters within the meaning of Section 2(a)(11) of the Act and, without limiting the foregoing, that such purchases will comply with Rule 502 (d) under the Act.

(iv) The Company will file a Form D with the Securities and Exchange Commission as contemplated by Rule 503 under the Act. SunTrust Robinson Humphrey will have the right to approve the Form D, which approval will not be unreasonably withheld. The Company will not make any other filings with the Securities and Exchange Commission with respect to the offer and sale of the Securities without SunTrust Robinson Humphrey's prior consent, which consent will not be unreasonably withheld.

(d) The Company agrees to take such action (if any) as SunTrust Robinson Humphrey may reasonably request to qualify the Securities for offer and sale under the securities laws of such states as SunTrust Robinson Humphrey may specify; provided that in connection therewith the Company will not be

required to qualify as a foreign corporation or file a general consent to service of process. The Company agrees that it will make all filings or take all other action required under applicable state securities laws to permit the sale of the Securities.

(e) In order to allow proper coordination of the proposed financing, during the term of this engagement, the Company will promptly notify SunTrust Robinson Humphrey of any potential purchasers known to the Company to be interested in purchasing any Securities. In addition, the Company will keep SunTrust Robinson Humphrey fully and promptly informed of the status of any discussions or negotiations between the Company and any potential purchaser of Securities.

6. The Company agrees to the provisions with respect to the indemnification of SunTrust Robinson Humphrey and other matters set forth in Annex A, the terms of which are hereby incorporated into this Agreement in their entirety.

7. The Company acknowledges that various communications systems and networks do not necessarily represent a secure environment in which to conduct communications. These systems include certain telephone systems, computer networks and the Internet. Nevertheless, the Company authorizes SunTrust Robinson Humphrey to use such systems (including sending and receiving electronic mail) for communication of sensitive information about the Company.

8. Except as required by applicable law or as provided specifically herein, any advice or material to be provided by SunTrust Robinson Humphrey under this Agreement shall not be disclosed publicly or made available to third parties without the prior approval of SunTrust Robinson Humphrey, and accordingly such advice or material shall only be relied upon by the person or entity to whom such advice or material is directed.

9. The Company agrees that SunTrust Robinson Humphrey has the right (a) to place advertisements in financial and other newspapers and journals (including electronic versions thereof) at its own expense describing its services to the Company hereunder and (b) to use the Company's corporate logo in such advertising or related promotional materials (including electronic versions thereof) concerning SunTrust Robinson Humphrey's services hereunder.

10. The term of SunTrust Robinson Humphrey's engagement here under will extend from the date hereof until terminated in writing by either the Company or SunTrust Robinson Humphrey. Either party may terminate SunTrust Robinson Humphrey's engagement hereunder at any time by giving the other party written notice at least 10 days prior to such termination date. The provisions of this paragraph 10, Annex A, paragraphs 3 through 9 and 11 through 16, will survive any termination of this Agreement (including by operation of the preceding sentence). If during a period of 12 months following such termination, the Company sells any Securities or securities of the same or a similar class as the Securities to any third party individual or entity introduced to it by SunTrust Robinson Humphrey during the term of this Agreement (referred to herein as a "SunTrust Investor"), then the Company will pay to SunTrust Robinson Humphrey upon the completion of such a sale to a SunTrust Investor, a fee equal to the Placement Fee which would have been payable to SunTrust Robinson Humphrey pursuant to paragraph 3 if the sale occurred during the term of SunTrust Robinson Humphrey's appointment and authorization hereunder. If during SunTrust Robinson Humphrey's engagement or within 12 months thereafter, the Company or any affiliate of the Company (i) purchases all or a substantial portion of the stock or assets of another entity, sells all or a substantial portion of its stock or assets or enters into a merger, consolidation, reorganization, recapitalization, restructuring, tender or exchange offer, negotiated purchase, leveraged buyout, minority investment, partnership or collaborative venture; or (ii) engages in any public offering or private placement of debt or equity securities (a "Financing"), the Company will give SunTrust Robinson Humphrey the right of first refusal to act as its financial advisor in connection with such transaction or lead managing underwriter or exclusive placement agent in connection with such Financing, on terms and conditions customary for similar transactions. If the Financing is effected in the form of a public offering of securities and SunTrust Robinson Humphrey is not selected as the lead managing underwriter SunTrust Robinson Humphrey will, in its capacity as a co-managing underwriter, be entitled to receive not less than thirty percent (30%) of the Total Economics to be paid to the underwriters in connection with the Financing, unless agreed to otherwise by the co-manager. For purposes of this Agreement, "Total Economics" means the total aggregate amount paid to the underwriters in the form of management fees, selling concessions and underwriting fees.

11. The Company and SunTrust Robinson Humphrey acknowledge and agree that there are no brokers, representatives or other persons which have an interest in compensation due to SunTrust Robinson Humphrey from any transaction contemplated herein. All fees and expenses payable hereunder are net of applicable

withholding, sales or similar taxes.

12. It is understood and agreed that SunTrust Robinson Humphrey will act under this Agreement as an independent contractor with duties solely to the Company. Nothing in this Agreement shall be deemed to create a fiduciary or agency relationship between Sun Trust Robinson Humphrey and the Company or its stockholders or is intended to confer on any person or entity other than the parties hereto or their respective successors and assigns, and to the extent expressly set forth herein, the Indemnified Persons (as defined in Annex A), any relationship, rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by Sun Trust Robinson Humphrey hereunder.

13. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

14. This Agreement may not be amended or modified except in writing signed by each of the parties hereto and shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to conflicts of law principles thereof. The Company and SunTrust Robinson Humphrey hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Georgia and of the United States District Courts located in the City of Atlanta for any lawsuits, claims or other proceedings arising out of or relating to this Agreement and agree not to commence any such lawsuit, claim or other proceeding except in such courts. The Company and SunTrust Robinson Humphrey hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, claim or other proceeding arising out of or relating to this Agreement in the courts of the State of Georgia or the United States District Courts located in the City of Atlanta, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, claim or other proceeding brought in any such court has been brought in any inconvenient forum. Any right to trial by jury with respect to any lawsuit, claim or other proceeding arising out of or relating to this Agreement or the services to be rendered by SunTrust Robinson Humphrey hereunder is expressly and irrevocably waived.

15. The benefits of and liabilities and obligations under this Agreement will inure to and be binding upon the respective successors and assigns (whether by merger or otherwise) of the parties hereto and of the Indemnified Persons hereunder and their successors, assigns and representatives.

16. SunTrust Robinson Humphrey is a full service securities firm and as such may, from time to time, effect transactions for its own account or the accounts of its customers and hold positions in securities, or options on securities, of the Company.

If the foregoing correctly sets forth the understanding and agreement between SunTrust Robinson Humphrey and the Company, please so indicate in the space provided for that purpose below, whereupon this Agreement (including Annex A hereto) will constitute a binding agreement as of the date first above written.

Very truly yours,

SUNTRUST CAPITAL MARKETS, INC.

By: [signature]
J. Leo Montgomery
Advisory Director

Agreed and Accepted this:

31st Day of October 2005.

ELECTRIC AQUAGENICS UNLIMITED

By: [signature], CEO
Gaylord Karren
CEO and Chairman of the Board

Annex A

In connection with the engagement of SunTrust Robinson Humphrey to assist the Company as set forth in this Agreement, or this Annex A (this "Annex A") including modifications or future additions to such engagement and related activities prior to the date of this Agreement (the "Engagement"), the Company agrees that it will indemnify and hold harmless SunTrust Robinson Humphrey and its affiliates and their respective directors, officers, partners, members, agents and employees and each other person controlling SunTrust Robinson Humphrey or any of its affiliates (collectively, the "Indemnified Parties"), to the full extent lawful from and against any losses, damages, claims or liabilities (collectively, "Losses") related to or arising out of the Engagement or any transaction or conduct in connection therewith, except that this right to indemnification shall not apply with respect to any Losses that are finally judicially determined to have resulted primarily from the negligence, gross negligence or willful misconduct of such Indemnified Party.

In the event that the foregoing indemnity is unavailable to any Indemnified Party for any reason, the Company agrees to contribute to any Losses related to or arising out of the Engagement or any transaction or conduct in connection therewith as follows. Each of SunTrust Robinson Humphrey and the Company shall contribute in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by SunTrust Robinson Humphrey, on the one hand, and by the Company and its security holders, on the other hand, from the actual or proposed transaction arising in connection with the Engagement, and if such allocation is judicially unavailable or insufficient to hold such Indemnified Party harmless, each of SunTrust Robinson Humphrey and the Company shall contribute in such proportion as is appropriate to reflect not only the relative benefits as set forth above, but also the relative fault of each of us in connection with the statements, omissions or other conduct that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received (or anticipated to be received) by the Company and its security holders shall be deemed to be equal to the aggregate cash consideration and value of securities or any other property payable, issuable, exchangeable or transferable in such transaction or proposed transaction, and benefits received by SunTrust Robinson Humphrey shall be deemed to be equal to the compensation paid by the Company to SunTrust Robinson Humphrey in connection with the Engagement (exclusive of amounts paid for reimbursement of expenses or paid under this Annex A). Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by SunTrust Robinson Humphrey, on the other hand, SunTrust Robinson Humphrey and the Company agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method or allocation that does not take account of the equitable considerations referred to above. Notwithstanding anything to the contrary above, in no event shall SunTrust Robinson Humphrey be responsible for any amounts in excess of the amount of the compensation actually paid by the Company to SunTrust Robinson Humphrey in connection with the Engagement (exclusive of amounts paid for reimbursement of expenses or paid under this Annex *A)*.

The Company agrees that it will not, without the prior written consent of SunTrust Robinson Humphrey, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened claim or proceeding related to or arising out of the Engagement or any actual or proposed transactions or other conduct in connection therewith (whether or not SunTrust Robinson Humphrey or any Indemnified Party is a party to such claim or proceeding) unless such settlement, compromise, consent or termination (i) includes a provision unconditionally releasing SunTrust Robinson Humphrey and each other Indemnified Party from, and holding all such persons harmless against, all liabilities arising out of tile Engagement or any transactions or conduct in connection therewith; and (ii) is not pursuant to any document which refers to SunTrust Robinson Humphrey and is publicly disclosed or publicly available. The Company also agrees to promptly reimburse each Indemnified Party for all reasonable expenses (including the reasonable fees and expenses of counsel) within a reasonable time after they are incurred by such Indemnified Party in connection with investigating, preparing for, defending, or providing evidence in, any pending or threatened claim or proceeding related to or arising out of the Engagement or any actual or proposed transaction or other conduct in connection therewith or otherwise in respect of which indemnification or contribution may be sought hereunder (whether or not SunTrust Robinson Humphrey or any Indemnified Party is a party to such claim or proceeding) or in enforcing the Agreement (including this Annex A).

If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party will notify the Company of the commencement of any action or proceeding in respect thereof; provided, however, that the failure so to notify the Company will not relieve the Company from any liability hereunder, except to the extent that it is materially prejudiced by such failure, and will not relieve the Company from any other liability that it may otherwise have to such Identified Party. Following such notification, the Company may elect in writing to assume the defense of such action or proceeding, with counsel reasonably satisfactory to the Indemnified Party, and upon such election, the Company will not be liable for any legal costs subsequently incurred by such Indemnified Party (other than reasonable costs of investigation) in connection therewith, unless (i) the Company has failed to provide counsel reasonably satisfactory to such Indemnified Party in a timely manner; (ii) counsel which has been provided by the Company reasonably determines that its representation of such Indemnified Party would present it with a conflict of interest; or (iii) such Indemnified Party reasonably concludes that there may be legal defenses available to it or other Indemnified

Party that are different from or in addition to those available to the Company. In any action or proceeding the defense of which the Company assumes the Indemnified Party will have the right to participate in such litigation and to retain its own counsel at such Indemnified Party's own expense.

The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any of its affiliates, creditors or security holders for or in connection with the Engagement or any actual or proposed transactions or other conduct in connection therewith except for Losses incurred by the Company that are finally judicially determined to have resulted primarily from the negligence, gross negligence or willful misconduct of such Indemnified Party.

In the event that the Company is considering entering into one or a series of transactions involving a merger or other business combination or a dissolution or liquidation of all or a significant portion of its assets, the Company agrees to promptly notify SunTrust Robinson Humphrey in writing. If requested by SunTrust Robinson Humphrey, the Company shall establish alternative means of providing for its obligations set forth in this Annex A on terms and conditions reasonably satisfactory to SunTrust Robinson Humphrey.

The agreement of the Company in this Annex A shall apply whether or not any Indemnified Party is a formal party to any lawsuit, claim or other proceeding and is in addition to any rights SunTrust Robinson Humphrey or any other Indemnified Party may have at common law or otherwise and shall he binding on and inure to the benefit of any successors, assigns and personal representatives of the Company and each Indemnified Party. This Annex A is governed by the laws of the State of Georgia, without regard to such conflicts of law rules thereof. Solely for purposes of enforcing this Annex A, the Company hereby consents to personal jurisdiction, service of process and venue in any court in which any claim or proceeding that is subject to this Annex A is brought against SunTrust Robinson Humphrey.

Any right to trial by jury with respect to any claim or proceeding related to or arising out of the Engagement, or any transaction in connection therewith or this Annex A is waived. This Annex A shall remain in full force and effect notwithstanding the completion or termination of the Engagement.